INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders
Comcast Corporation
Philadelphia, Pennsylvania

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and it's subsidiaries (the "Company") on Form S-3 and S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 2000.

Registration Statements on Form S-8:
                                                                Registration
Title of Securities Registered                                Statement Number

The Comcast Corporation Retirement Investment Plan                33-63223

Stock Options Plans                                               33-56903

The 1996 Comcast Corporation Stock Option Plan                    333-08577

The 1996 Comcast Corporation Deferred Compensation Plan           333-18715

Comcast Spectacor 401(k) Plan                                     333-69709


Registration Statements on Form S-3:

Title of Securities Registered

Senior Debt Securities; Subordinated Debt Securities; Warrants; Purchase Contracts; Units Guaranteed Trust Preferred Securities; Guaranteed Trust Preferred Securities Guarantees; Preferred Stock, without par value; Depository Shares; Class A Common Stock, $1.00 par value; and Class A Special Common
Stock, $1.00 par value                                            333-81391

Senior Debt Securities; Subordinated Debt Securities; Preferred Stock, without par value; Depositary Shares; Class A Common Stock, $1.00 par value; Class A Special Common Stock, $1.00 par value; Warrants; Purchase Contracts; Units;
Guaranteed Trust; and Preferred Securities Guarantees             333-54032

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of the company, listed in Item 14(b)(i). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.





February 23, 2001
Philadelphia, Pennsylvania